UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 9, 2016

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 9, 2016, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on January 11, 2016, the record date for the Annual Meeting, there were a total of 66,074,519 shares of common stock of the Company outstanding and 100,000 shares of Series A preferred stock, which are convertible into 20,000 shares of common stock and vote together with the common stock as a single class on an as-converted basis. At the Annual Meeting, 42,881,672 shares, or 64.9% of the outstanding shares of common stock were present in person or by proxy and, therefore, a quorum was present at the Annual Meeting. Each of the proposals was approved, and each of the director nominees was elected, by the vote of the stockholders at the Annual Meeting. The results of the matters submitted to a vote of the stock at the Annual Meeting were as follows:

Proposal 1: To elect seven directors to serve on the Company’s board of directors for a one-year term ending as of the Company’s annual meeting of stockholders in 2017.

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Robert Deutschman	19,376,567	2,917,922	20,587,183
Craig Forman	16,939,469	5,355,020	20,587,183
Christopher Rogers	19,378,569	2,915,920	20,587,183
Mohan S. Gyani	21,547,745	746,744	20,587,183
Jeffrey Karish	20,698,584	1,595,905	20,587,183
Paul Schaeffer	19,378,569	2,915,920	20,587,183
William G. Stone III	21,543,578	750,911	20,587,183

Proposal 2: To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers, commonly referred to as “Say-on-pay”.

For	Against	Abstain	Broker Non-Votes
21,454,541	383,421	456,527	20,587,183

Proposal 3: To ratify the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016.

For	Against	Abstain
41,780,876	404,429	696,367

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 11, 2016	Digital Turbine, Inc.

	By:	/s/ Andrew Schleimer
Andrew Schleimer
Executive Vice President, Chief Financial Officer